WILLIAMSBURG INVESTMENT TRUST

AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

November 17, 2016

WILLIAMSBURG INVESTMENT TRUST

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

Table of Contents

ARTICLE I - THE TRUST		1
SECTION 1.1 Name		1
SECTION 1.2 Address of Trust and Trustees; Registered Agent		2
SECTION 1.3 Nature of Trust		2
SECTION 1.4 Definitions		2
ARTICLE II - PURPOSE OF THE TRUST		6
ARTICLE III - POWERS OF THE TRUSTEES		6
SECTION 3.1 Powers in General		6
(a)	Investments	7
(b)	Disposition of Assets	8
(c)	Ownership Powers	8
(d)	Form of Holding	8
(e)	Reorganization, etc.	8
(f)	Voting Trusts, etc.	8
(g)	Contracts, etc.	9
(h)	Guarantees, etc.	9
(i)	Partnership, etc.	9
(j)	Insurance	9
(k)	Pensions, etc.	9
(l)	Power of Collection and Litigation	10
(m)	Issuance and Repurchase of Shares	10
(n)	Offices	10
(o)	Expenses	10
(p)	Agents, etc.	10
(q)	Accounts	11
(r)	Valuation	11
(s)	Indemnification	11
(t)	General	11
SECTION 3.2 Borrowings, Financings; Issuance of Securities		11

SECTION 3.3 Deposits	12
SECTION 3.4 Allocations	12
SECTION 3.5 Further Powers; Limitations	12
ARTICLE IV - TRUSTEES AND OFFICERS	12
(a) Number	12
(b) Election and Term	12
(c) Resignation and Retirement	13
(d) Removal	13
(e) Vacancies	13
(f) Acceptance of Trust	13
(g) Effect of Death, Resignation, etc.	14
(h) Conveyance	14
(i) No Accounting	14
SECTION 4.2 Trustees’ Meetings; Participation by Telephone, etc.	14
SECTION 4.3 Committees; Delegation	15
SECTION 4.4 Officers	15
SECTION 4.5 Compensation of Trustees and Officers	15
SECTION 4.6 Ownership of Shares and Securities of the Trust	15
SECTION 4.7 Right of Trustees and Officers to Own Property or to Engage in Business; Authority of Trustees to Permit Others to do Likewise	16
SECTION 4.8 Reliance on Experts	16
SECTION 4.9 Surety Bonds	17
SECTION 4.10 Apparent Authority of Trustees and Officers	17
SECTION 4.11 Other Relationships Not Prohibited	17
SECTION 4.12 Payment of Trust Expenses	18
SECTION 4.13 Ownership of the Trust Property	18
ARTICLE V - DELEGATION OF MANAGERIAL RESPONSIBILITES	18
SECTION 5.1 Appointment; Action by Less than All Trustees	18
SECTION 5.2 Certain Contracts	19
(a) Advisory	19
(b) Administration	19
(c) Distribution	20

(d)	Custodian	20
(e)	Transfer and Dividend Disbursing Agency	20
(f)	Shareholder Servicing	20
(g)	Accounting	20
ARTICLE VI - FUNDS AND SHARES		20
SECTION 6.1 Description of Funds and Shares		20
(a)	Existing Funds and the Shares Thereof	21
(b)	Additional Funds and Series of Shares	21
(c)	Classes of Shares	22
(d)	Character of Separate Funds and Shares Thereof	23
SECTION 6.2 General Provisions for All Funds and Series		23
(a)	Assets Belonging to Funds	23
(b)	Liabilities of Funds	24
(c)	Dividends	24
(d)	Liquidation	25
(e)	Voting	25
(f)	Redemption by Shareholder	26
(g)	Redemption at the Option of the Trust	26
(h)	Net Asset Value	26
(i)	Transfer	27
(j)	Equality	27
(k)	Rights of Fractional Shares	28
(l)	Conversion and Exchange Rights	28
SECTION 6.3 Ownership of Shares		28
SECTION 6.4 Investments in the Trust		28
SECTION 6.5 No Preemptive Rights		29
SECTION 6.6 Status of Shares		29
ARTICLE VII - SHAREHOLDERS’ VOTING POWERS AND MEETINGS		29
SECTION 7.1 Voting Powers		29
SECTION 7.2 Number of Votes and Manner of Voting; Proxies		30
SECTION 7.3 Meetings		30
SECTION 7.4 Record Dates		31

v

AMENDED AND RESTATED AGREEMENT

AND DECLARATION OF TRUST

WILLIAMSBURG INVESTMENT TRUST

This AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST dated the 17th day of November, 2016.

WITNESSETH THAT

WHEREAS, Williamsburg Investment Trust is a Trust with transferable shares organized under the laws of The Commonwealth of Massachusetts (the “Trust”) pursuant to an Agreement and Declaration of Trust dated as of July 18, 1988 (the “Declaration”), as amended from time to time; and

WHEREAS, Section 9.3 of the Declaration provides that the Declaration may be amended by an instrument executed by a Majority of the Trustees, and the Trustees desire to effect certain amendments to the Declaration; and

WHEREAS, Section 9.4 of the Declaration further provides that the Declaration (including all amendments thereto) may be restated as a single instrument if executed by a Majority of the Trustees, and the Trustees desire to effect such a restatement.

NOW, THEREFORE, the Declaration, and all amendments thereto adopted to date, be and they hereby are restated and amended as follows:

ARTICLE I - THE TRUST

SECTION 1.1 Name. The name of the Trust shall be “Williamsburg Investment Trust,” and so far as may be practicable the Trustees shall conduct the Trust’s activities, execute all documents and sue or be sued under that name, which name (and the word “Trust” wherever used in this Amended and Restated Agreement and Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees in their capacity as Trustees, and not individually or personally, and shall not refer to the officers, agents or employees of the Trust or of such Trustees, or to the holders of the Shares of Beneficial Interest of the Trust, or any Series. If the Trustees determine that the use of such name is not practicable, legal or convenient at any time or in any jurisdiction, the Trustees may use such other designation, or they may adopt such other name for the Trust as they deem proper, and the Trust may hold property and conduct its activities under such designation or name.

SECTION 1.2 Address of Trust and Trustees; Registered Agent. The principal place of business of the Trust and the address of each Trustee is 225 Pictoria Drive, Cincinnati Ohio 45246, unless changed by the Trustees to another location in Ohio or any other jurisdiction within the United States. The name of the registered agent of the Trust is CT Corporation System at its office at 155 Federal Street, Boston, Massachusetts 02110. The Trust may have such other offices or places of business as the Trustees may from time to time determine to be necessary or expedient.

SECTION 1.3 Nature of Trust. The Trust shall be a trust with transferrable shares under the laws of The Commonwealth of Massachusetts, of the type referred to in Section 1 of Chapter 182 of the Massachusetts General Laws and commonly known as a Massachusetts business trust. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general partnership, limited partnership, joint venture, corporation or joint stock company. The Shareholders shall be beneficiaries and their relationship to the Trustees shall be solely in that capacity in accordance with the rights conferred upon them hereunder.

SECTION 1.4 Definitions. As used in this Amended and Restated Agreement and Declaration of Trust, the following terms shall have the meanings set forth below unless the context thereof otherwise requires:

“Accounting Agent” shall have the meaning designated in Section 5.2 (g) hereof.

“Administrator” shall have the meaning designated in Section 5.2 (b) hereof.

“Affiliated Person” shall have the meaning designated in the 1940 Act.

“By-Laws” shall mean the By-laws of the Trust, as amended from time to time.

“Certificate of Designation” shall have the meaning designated in Section 6.1 hereof.

“Certificate of Termination” shall have the meaning designated in Section 6.1 hereof.

“Class” or “Classes” shall mean, with respect to any Series, any unissued Shares of such Series in respect of which the Trustees shall from time to time fix and determine any special provisions relating to sales charges, any rights of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion rights, and conditions under which the Shareholders of such Class shall have separate voting rights or no voting rights.

“Commission” shall have the meaning designated in the 1940 Act.

“Contracting Party” shall have the meaning designated in the preamble to Section 5.2 hereof.

“Covered Person” shall have the meaning designated in Section 8.4 hereof.

“Custodian” shall have the meaning designated in Section 5.2 (d) hereof.

“Declaration” and “Declaration of Trust” shall mean the Agreement and Declaration of Trust first made in Boston on the 18th day of July 1988 and all amendments or modifications thereof as from time to time in effect, including this Amended and Restated Agreement and Declaration of Trust. References to “hereof,” “herein” and “hereunder” shall be deemed to refer to this Amended and Restated Declaration of Trust generally, and shall not be limited to the particular text, Article or Section in which such words appear.

“Disabling Conduct” shall have the meaning designated in Section 8.4 hereof.

“Distributor” shall have the meaning designated in Section 5.2 (c) hereof.

“Dividend Disbursing Agent” shall have the meaning designated in Section 5.2(e) hereof.

“Existing Fund” or “Existing Funds” shall have the meaning designated in Section 6.1(a) hereof.

“Existing Series” shall have the meaning designated in Section 6.1(a) hereof.

“Fund” or “Funds” shall mean one or more of the separate components of the assets of the Trust which are now or hereafter established and designated under or in accordance with the provisions of Article VI hereof.

“Fund Assets” shall have the meaning designated in Section 6.2 (a) hereof.

“General Items” shall have the meaning designated in Section 6.2 (a) hereof.

“Investment Adviser” shall have the meaning designated in Section 5.2 (a) hereof.

“Majority of the Trustees” shall mean a majority of the Trustees in office at the time in question. At any time at which there shall be only one (1) Trustee in office, such phrase shall mean such Trustee.

“Majority Shareholder Vote” as used with respect to the election of any Trustee at a meeting of Shareholders, shall mean the vote for the election of such Trustee of a plurality of all outstanding Shares of the Trust, without regard to Series or Class, represented in person or by proxy and entitled to vote thereon, provided that a quorum (determined as provided in Section 7.5 hereof) is present, and as used with respect to any other action required or permitted to be taken by Shareholders, shall mean the vote for such action of the holders of that majority of all outstanding Shares (or, where a separate vote of Shares of any particular Series or Class is to be taken, the affirmative vote of that majority of the outstanding Shares of that Series or Class) of the Trust which consists of: (i) a majority of all Shares (or of Shares of the particular Series or Class) represented in person or by proxy and entitled to vote on such action at the meeting of Shareholders at which such action is to be taken, provided that a quorum (determined as provided in Section 7.5 hereof) is present; or (ii) if such action is to be taken by written consent of Shareholders, a majority of all Shares (or of Shares of the particular Series or Class) issued and outstanding and entitled to vote on such action; provided, that (iii) as used with respect to any action requiring the affirmative vote of ‘a majority of the outstanding voting securities,’ as the quoted phrase is defined in the 1940 Act, of the Trust or of any Fund, ‘Majority Shareholder Vote’ means the vote for such action at a meeting of Shareholders of the smallest majority of all outstanding Shares of the Trust (or of Shares of the particular Series or Class) entitled to vote on such action which satisfies such 1940 Act voting requirement.

“1940 Act” shall mean the provisions of the Investment Company Act of 1940 and the rules and regulations thereunder, both as amended from time to time, and any order or orders thereunder which may from time to time be applicable to the Trust.

“Person” shall mean and include individuals as well as corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, banks, trust companies, business trusts or any other organizations or entities whatsoever established under the laws of any jurisdiction, whether or not considered to be legal entities, and governments and agencies and political subdivisions thereof.

“Principal Underwriter” shall have the meaning designated in Section 5.2 (c) hereof.

“Prospectus” as used with respect to any Fund or Series of Shares, shall mean the prospectus relating to such Fund or Series which constitutes part of the currently effective Registration Statement of the Trust under the Securities Act of 1933, as such prospectus may be amended or supplemented from time to time.

“Securities” shall mean any and all bills, notes, bonds, debentures or other obligations or evidences of indebtedness, certificates of deposit, bankers’ acceptances, commercial paper, repurchase agreements or other money market instruments, stocks, shares or other equity ownership interests, and warrants, options, futures, “when issued” or “delayed delivery” contracts, or other instruments representing rights to subscribe for, purchase, receive or otherwise acquire or to sell, transfer, assign or otherwise dispose of, any scrip, certificates, receipts or other instruments evidencing any ownership rights or interests in, any of the foregoing, issued, guaranteed or sponsored by any governments, political subdivisions or governmental authorities, agencies or instrumentalities, by any individuals, firms, companies, corporations, syndicates, associations or trusts, or by any other organizations or entities whatsoever, irrespective of their forms or the names by which they may be described, whether or not they be organized and operated for profit, and whether they be domestic or foreign with respect to The Commonwealth of Massachusetts or the United States of America.

“Securities of the Trust” shall mean any Securities issued by the Trust.

“Series” shall mean one or more of the series of Shares authorized by the Trustees to represent the beneficial interest in one or more of the Funds.

“Shareholder” shall mean as of any particular time any Person shown of record at such time on the books of the Trust as a holder of outstanding Shares of any Series, and shall include a pledgee into whose name any such Shares are transferred in pledge.

“Shareholder Servicing Agent” shall have the meaning designated in Section 5.2(f) hereof.

“Shares” shall mean the transferable units into which the beneficial interest in the Trust and each Fund of the Trust (as the context may require) shall be divided from time to time, and includes fractions of Shares as well as whole Shares. All references herein to “Shares” which are not accompanied by a reference to any particular Series or Fund shall be deemed to apply to outstanding Shares without regard to Series.

“Single Class Voting” as used with respect to any matter to be acted upon at a meeting or by written consent of Shareholders, shall mean a style of voting in which each holder of one or more Shares shall be entitled to one vote on the matter in question for each Share standing in his name on the records of the Trust, irrespective of Series or Class, and all outstanding Shares of all Series or Class vote as a single class.

“Statement of Additional Information” as used with respect to any Fund or Series of Shares, shall mean the statement of additional information relating to such Fund or Series which constitutes part of the currently effective Registration Statement of the Trust under the Securities Act of 1933, as such statement of additional information may be amended or supplemented from time to time.

“Transfer Agent” shall have the meaning designated in Section 5.2 (e) hereof.

“Trust” shall have the meaning designated in the first “Whereas” clause set forth above.

“Trust Property” shall mean, as of any particular time, any and all property which shall have been transferred, conveyed or paid to the Trust or the Trustees, and all interest, dividends, income, earnings, profits and gains therefrom, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and which at such time is owed or held by, or for the account of, the Trust or the Trustees, without regard to the Fund to which such property is allocated.

“Trustees” shall mean, collectively, all individuals, who at the time in question have been duly elected or appointed as Trustees of the Trust in accordance with the provisions hereof and who have qualified and are then in office. At any time at which there shall be only one (1) Trustee in office, such term shall mean such single Trustee.

ARTICLE II - PURPOSE OF THE TRUST

The purpose of the Trust shall be to engage in the business of being an investment company, and as such of subscribing for, purchasing or otherwise acquiring, holding for investment or trading in, borrowing, lending and selling short, selling, assigning, negotiating or exchanging and otherwise disposing of, and turning to account, realizing upon and generally dealing in and with, in any manner, (i) Securities of all kinds, and (ii) precious metals and other minerals, contracts to purchase and sell, and other interests of every nature and kind, in such metals and minerals, and all as the Trustees in their discretion shall determine to be necessary, desirable or appropriate, and to exercise and perform any and every act, thing or power necessary, suitable or desirable for the accomplishment of such purpose, the attainment of any of the objects or the furtherance of any of the powers of a trust with transferrable shares of the type commonly known as a Massachusetts business trust; and to do every other act or acts or thing or things incidental or appurtenant to or growing out of or in connection with the aforesaid objects, purposes or powers, or any of them, which a trust of the type commonly known as a Massachusetts business trust is not now or hereafter prohibited from doing, exercising or performing.

ARTICLE III - POWERS OF THE TRUSTEES

SECTION 3.1 Powers in General. The Trustees shall have without other or further authorization, full, entire, exclusive and absolute power, control and authority over, and the management of, the business of the Trust and over the Trust Property, to the same extent as if the Trustees were the sole owners of the business and property of the Trust in their own right, and with such powers of delegation as may be permitted by this Declaration, subject only to such limitations as may be expressly imposed by this Declaration of Trust or by applicable law. The enumeration of any specific power or authority herein shall not be construed as limiting the aforesaid power or authority or any specific power or authority. Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business and affairs of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders; they may select, and from time to time change, the fiscal year of the Trust; they may adopt and use a seal for the Trust, provided, that unless otherwise required by the Trustees, it shall not be necessary to place the seal upon, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust; they may from time to time in accordance with the provisions of Section 6.1 hereof establish one or more Funds to which they may allocate such of the Trust Property, subject to such liabilities, as they shall deem appropriate, each such Fund to be operated by the Trustees as a separate and distinct investment portfolio and with separately defined investment objectives and policies and distinct investment purposes, all as established by the Trustees, or from time to time changed by them; they may as they consider appropriate elect and remove officers and appoint and terminate agents and consultants and hire and terminate employees, any one or more of the foregoing of whom may be a Trustee; they may appoint from their own number, and terminate, and one or more committees consisting of one or more Trustees, including without implied limitation an Executive Committee, which may, when the Trustees are not in session and subject to the 1940 Act, exercise some or all of the power and authority of the Trustees as the Trustees may determine; in accordance with Section 5.2 hereof they may employ one or more Investment Advisers, Administrators and Custodians and may authorize any Custodian to employ sub-custodians or agents and to deposit all or any part of the Securities held by the Trust in a system or systems for the central handling of Securities, retain Transfer, Dividend Disbursing, Accounting or Shareholder Servicing Agents or any of the foregoing, provide for the distribution of Shares through one or more Distributors or Principal Underwriters, or otherwise; they may set record dates or times for the determination of Shareholders entitled to participate in, benefit from or act with respect to various matters; and in general they may delegate to any officer of the Trust, to any committee of the Trustees and to any employee, Investment Adviser, Administrator, Distributor, Custodian, Transfer, Dividend Disbursing, Accounting or Shareholder Servicing Agents, or any other agent or consultant of the Trust, such authority, powers, functions and duties as they consider desirable or appropriate for the conduct of the business and affairs of the Trust, including without implied limitation and power an authority to act in the name of the Trust and of the Trustees, to sign documents and to act as attorney-in-fact for the Trustees. Without limiting the foregoing and to the extent not inconsistent with the 1940 Act or other applicable law, the Trustees shall have power and authority:

(a)
Investments. To invest and reinvest cash and other property forming part of the Trust Property; to buy, for cash or on margin, and otherwise acquire and hold, Securities created or issued by any Persons, including Securities maturing after the possible termination of the Trust; to make payment therefor in any lawful manner in exchange for any of the Trust Property; and to hold cash or other property uninvested without in any event being bound or limited by any present or future law or custom in regard to investments by trustees;

(b)
Disposition of Assets. To lend, sell, exchange, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer or otherwise dispose of, and to trade in, any and all of the Trust Property, free and clear of all trusts, for cash or on terms, with or without advertisement, and on such terms as to payment, security or otherwise, all as they shall deem necessary or expedient;

(c)
Ownership Powers. To vote or give assent, or exercise any and all other rights, powers and privileges of ownership with respect to, and to perform any and all duties and obligations as owners of, any Securities or other property forming part of the Trust Property, the same as any individual might do; to exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of Securities, and to receive powers of attorney from, and to execute and deliver proxies or powers of attorney to, such Person or Persons as the Trustees shall deem proper, receiving from or granting to such Person or Persons such power and discretion with relation to Securities or other property forming part of the Trust Property, all as they shall deem proper;

(d)
Form of Holding. To hold any Security or other property, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust or of the Fund to which such Securities or other property have been assigned, or in the name of a Custodian, sub-custodian or other nominee or nominees, or otherwise, upon such terms, in such manner or with such powers as the Trustees may determine and with or without indicating any trust or the interest of the Trustees therein;

(e)
Reorganization, etc. To consent to or participate in any plan for the reorganization, consolidation or merger of any issuer, any Security of which is or was held in the Trust or any Fund; to consent to any contract, lease, mortgage, purchase or sale of property by any such issuer; and to pay calls or subscriptions with respect to any Security forming part of the Trust Property;

(f)
Voting Trusts, etc. To join with other holders of any Securities in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any Security with, or transfer any Security to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any Security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper;

(g)
Contracts, etc. To enter into, make and perform all such obligations, contracts, agreements and undertakings of every kind and description, with any Person or Persons, as the Trustees shall in their discretion deem expedient in the conduct of the business of the Trust, for such terms as they shall see fit, whether or not extending beyond the term of office of the Trustees, or beyond the possible expiration of the Trust; to amend, extend, release or cancel any such obligations, contracts, agreements or understandings; and to execute, acknowledge, deliver and record all written instruments which they may deem necessary or expedient in the exercise of their powers;

(h)
Guarantees, etc. To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage or pledge the Trust Property or any part thereof to secure any part of or all such obligations;

(i)	Partnership, etc. To enter into joint ventures, general or limited partnerships, and any other combinations or associations;

(j)
Insurance. To purchase and pay for entirely out of the Trust Property such insurance as they may deem necessary or appropriate for the conduct to the business of the Trust, including, without limitation, insurance policies insuring the Trust Property and payment of distributions and principal on Securities included in the Trust Property, and insurance policies insuring the Shareholders, Trustees, officers, employees, consultants, Investment Advisers, Administrators, Distributors, Principal Underwriters, or other agents or independent contractors, or any thereof (or any Person connected therewith), of the Trust, individually, against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person in any such capacity, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify any such Person against such liability;

(k)
Pensions, etc. To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

(l)
Power of Collection and Litigation. To collect, sue for and receive all sums of money coming due to the Trust, to employ counsel, and to commence, engage in, prosecute, intervene in, join, defend, compound, compromise, adjust or abandon, in the name of the Trust, any and all actions, suits, proceedings, disputes, claims, controversies, demands or other litigation or legal proceedings relating to the Trust, the business of the Trust, the Trust Property, or the Trustees, officers, employees, agents and independent contractors of the Trust, in their capacity as such, at law or in equity, or before any other bodies or tribunals, and to compromise, arbitrate or otherwise adjust any dispute to which the Trust may be a party, whether or not any suit is commenced or any claim shall have been made or asserted;

(m)
Issuance and Repurchase of Shares. To issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares of any Series, and subject to Article VI hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares of any Series any of the Fund Assets belonging to the Fund to which such Series relates, whether constituting capital or surplus or otherwise, to the full extent now, or hereafter permitted by applicable law; provided, that any Shares belonging to the Trust shall not be voted, directly or indirectly;

(n)
Offices. To have one or more offices, and to carry on all or any of the operations and business of the Trust, in any of the States, Districts or Territories of the United States of America, and in any and all foreign countries, subject to the laws of such State, District, Territory or country;

(o)
Expenses. To incur and pay any and all such expenses and charges as they may deem advisable (including without limitation appropriate fees to themselves as Trustees), and to pay all such sums of money for which they may be held liable by way of damages, penalty, fine or otherwise;

(p)
Agents, etc. To retain and employ any and all such servants, agents, employees, attorneys, brokers, investment advisers, accountants, engineers, escrow agents, depositories, consultants, ancillary trustees, custodians, agents for collection, insurers, banks and officers, as they think best for the business of the Trust or any Fund, to supervise and direct the acts of any of the same, and to fix and pay their compensation and define their duties;

(q)	Accounts. To determine, and from time to time change, the method or form in which the accounts of the Trust shall be kept;

(r)
Valuation. Subject to the requirements of the 1940 Act, to determine from time to time the value of all or any part of the Trust Property and of any services, Securities, property or other consideration to be furnished to or acquired by the Trust, and from time to time to revalue all or any part of the Trust Property in accordance with such appraisals or other information as is, in the Trustees’ sole judgment, necessary and satisfactory;

(s)
Indemnification. In addition to the mandatory indemnification provided for in Article VIII hereof and to the extent permitted by law, to indemnify or enter into agreements with respect to indemnification with any Person with whom the Trust has dealings, including, without limitation, any independent contractor, to such extent as the Trustees shall determine; and

(t)
General. To do all such other acts and things and to conduct, operate, carry on and engage in such other lawful businesses or business activities as they shall in their sole and absolute discretion consider to be incidental to the business of the Trust or any Fund, and to exercise all powers which they shall in their discretion consider necessary, useful or appropriate to carry on the business of the Trust or any Fund, to promote any of the purposes for which the Trust is formed, whether or not such things are specifically mentioned herein, in order to protect or promote the interests of the Trust or any Fund, or otherwise to carry out the provisions of this Declaration.

SECTION 3.2 Borrowings, Financings; Issuance of Securities. Subject to the requirements of the 1940 Act, the Trustees shall have power to borrow or in any other manner raise such sum or sums of money, and to incur such other indebtedness for goods or services, or for or in connection with the purchase or other acquisition of property, as they shall deem advisable for the purposes of the Trust, in any manner and on any terms, and to evidence the same by negotiable or non-negotiable Securities which may mature at any time or times, even beyond the possible date of termination of the Trust; to issue securities of any type for such cash, property, services or other consideration, and at such time or times and upon such terms, as they may deem advisable; and to reacquire any such Securities. Any such Securities of the Trust may, at the discretion of the Trustees, be made convertible into Shares of any Series, or may evidence the right to purchase, subscribe for or otherwise acquire Shares of any Series, at such times and on such terms as the Trustees may prescribe.

SECTION 3.3 Deposits. Subject to the requirements of the 1940 Act, the Trustees shall have power to deposit any moneys or Securities included in the Trust Property with any one or more banks, trust companies or other banking institutions, whether or not such deposits will draw interest. Such deposits are to be subject to withdrawal in such manner as the Trustees may determine, and the Trustees shall have no responsibility for any loss which may occur by reason of the failure of the bank, trust company or other banking institution with which any such moneys or Securities have been deposited, other than as provided in Section 8.1.

SECTION 3.4 Allocations. The Trustees shall have power to determine whether moneys or other assets received by the Trust shall be charged or credited to income or capital, or allocated between income and capital, including the power to amortize or fail to amortize any part or all specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive.

SECTION 3.5 Further Powers; Limitations. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. The Trustees shall not be required to obtain any court order to deal with the Trust Property. The Trustees may limit their right to exercise any of their powers through express restrictive provisions in the instruments evidencing or providing the terms for any Securities of the Trust or in other contractual instruments adopted on behalf of the Trust.

ARTICLE IV - TRUSTEES AND OFFICERS

SECTION 4.1 Number, Designation, Election, Term, etc.

(a) Number. A majority of the Trustees may increase or decrease the number of Trustees to number other than the number theretofore determined. No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to subsection (e) of this Section 4.1.

(b) Election and Term. The Trustees shall be elected by the Shareholders of the Trust at a meeting of Shareholders held prior to the effective date of the Registration Statement of the Trust under the 1940 Act, and the term of office of any Trustees in office before such election shall terminate at the time of such election. Subject to Section 16 (a) of the 1940 Act and to the preceding sentence of this subsection (c), the Trustees shall have the power to set and alter the terms of office of the Trustees, and at any time to lengthen or shorten their own terms or make their terms of unlimited duration, to elect their own successors and, pursuant to subsection (f) of this Section 4.1, to appoint Trustees to fill vacancies; provided, that Trustees shall be elected by a Majority Shareholder Vote at any such time or times as the Trustees shall determine that such action is required under Section 16 (a) of the 1940 Act or, if not so required, that such action is advisable.

(c) Resignation and Retirement. Any Trustee may resign his trust or retire as a Trustee, by a written instrument signed by him and delivered to the other Trustees or to any officer of the Trust, and such resignation or retirement shall take effect upon such delivery or upon such later date as is specified in such instrument.

(d) Removal. Any Trustee may be removed with or without cause at any time: (i) by written instrument, signed by at least two-thirds (2/3) of the number of Trustees prior to such removal shall become effective; or (ii) by vote of Shareholders holding not less than two-thirds (2/3) of all outstanding Shares of the Trust without regard to Series, cast in person or by proxy at any meeting called for the purpose; or (iii) by a written declaration signed by Shareholders holding not less than two-thirds (2/3) of all outstanding Shares of the Trust without regard to Series and filed with the Trust’s Custodian.

(e) Vacancies. Any vacancy or anticipated vacancy resulting from any reason, including an increase in the number of Trustees, may (but unless required by the 1940 Act need not) be filled by a Majority of the Trustees, subject to the provisions of Section 16 (a) of the 1940 Act, through the appointment of such other individual as such remaining Trustees in their discretion shall determine; provided, that if there shall be no Trustees in office, such vacancy or vacancies shall be filled by Majority Shareholder Vote. Any such appointment or election shall take effect immediately, except that any such appointment or election in anticipation of a vacancy to occur by reason of retirement, resignation or increase in the number of Trustees to be effective at a later date shall become effective only at or after the effective date of said retirement, resignation or increase in the number of Trustees.

(f) Acceptance of Trust. Whenever any conditions to the appointment or election of any individual as a Trustee hereunder who was not, immediately prior to such election, acting as a Trustee shall have been satisfied, such individual shall become a Trustee and the Trust Property shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance.

(g) Effect of Death, Resignation, etc. No vacancy, whether resulting from the death, resignation, retirement, removal or incapacity of any Trustee, an increase in the number of Trustees or otherwise, shall operate to annul or terminate the Trust hereunder or to revoke or terminate any existing agency or contract created or entered into pursuant to the terms of this Declaration of Trust. Until such vacancy is filled as provided in this Section 4.1, the Trustees in office (if any), regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration.

(h) Conveyance. In the event of the resignation or removal of a Trustee or his otherwise ceasing to be a Trustee, such former Trustee or his legal representative shall, upon request of the continuing Trustees, execute and deliver such documents as may be required for the purpose of consummating or evidencing the conveyance to the Trust or the remaining Trustees of any Trust Property held in such former Trustee’s name, but the execution and delivery of such documents shall not be requisite to the vesting of title to the Trust Property in the remaining Trustees, as provided in subsection (g) of this Section 4.1 and in Section 4.13 hereof.

(i) No Accounting. Except to the extent required by the 1940 Act or under circumstances which would justify his removal for cause, no Person ceasing to be a Trustee (nor the estate of any such Person) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

SECTION 4.2 Trustees’ Meetings; Participation by Telephone, etc. An annual meeting of Trustees shall be held not later than the last day of the fourth month after the end of each fiscal year of the Trust and special meetings may be held from time to time, in each case, upon the call of such officers as may be thereunto authorized by the By-Laws or vote of the Trustees, or by any two (2) Trustees, or pursuant to a vote of the Trustees adopted at a duly constituted meeting of the Trustees, and upon such notice as shall be provided in the By-Laws. The Trustees may act with or without a meeting, and a written consent to any matter, signed by a Majority of the Trustees, shall be equivalent to action duly taken at a meeting of the Trustees, duly called and held. Except as otherwise provided by the 1940 Act or other applicable law, or by this Declaration of Trust or the By-Laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum, consisting of at least a Majority of the Trustees, being present), within or without Massachusetts. All or any one or more Trustees may participate in a meeting of the Trustees or any Committee thereof by means of conference telephone or similar means of communication by means of which all Persons participating in the meeting can hear each other, and participation in a meeting pursuant to such means of communication shall constitute presence in person at such meeting. The minutes of any meeting thus held shall be prepared in the same manner as a meeting at which all participants were present in person.

SECTION 4.3 Committees; Delegation. The Trustees shall have power, consistent with their ultimate responsibility to supervise the affairs of the Trust, to delegate from time to time to an executive committee, and to one or more other committees, or to any single Trustee, or to any other Person, the doing of such things and the execution of such deeds or other instruments, either in the name of the Trust or the names of the Trustees or as their attorney or attorneys-in-fact, or otherwise as the Trustees may from time to time deem expedient, and any agreement, deed, mortgage, lease or other instrument or writing executed by the Trustee or Trustees or other Person to whom such delegation was made shall be valid and binding upon the Trustees and upon the Trust.

SECTION 4.4 Officers. The Trustees shall annually elect such officers or agents, who shall have such powers, duties and responsibilities as the Trustees may deem to be advisable, and as they shall specify by resolution or in the By-Laws. Except as may be provided in the By-Laws, any officer elected by the Trustees may be removed at any time with or without cause. Any two (2) or more offices may be held by the same individual.

SECTION 4.5 Compensation of Trustees and Officers. The Trustees shall fix the compensation of all officers and Trustees. Without limiting the generality of any of the provisions hereof, the Trustees shall be entitled to receive reasonable compensation for their general services as such, and to fix the amount of such compensation, and to pay themselves or any one or more of themselves such compensation for special services, including legal, accounting, or other professional services, as they in good faith may deem reasonable. No Trustee or officer resigning and (expect where a right to receive compensation for a definite future period shall be expressly provided in a written agreement with the Trust, duly approved by the Trustees) no Trustee or officer removed shall have any right to any compensation as such Trustee or officer for any period following his resignation or removal, or any right to damages on account of his removal, whether his compensation be by the month, by the year or otherwise.

SECTION 4.6 Ownership of Shares and Securities of the Trust. Any Trustee, and any officer, employee or agent of the Trust, and any organization in which any such Person is interested, may acquire, own, hold and dispose of Shares of any Series and other Securities of the Trust for his or its individual account, and may exercise all rights of a holder of such Shares of Securities to the same extent and in the same manner as if such Person were not such a Trustee, officer, employee or agent of the Trust; and the Trust may issue and sell, or cause to be issued and sold, and may purchase any such Shares or other Securities from any such Person or any such organization, subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares of such Series or other Securities of the Trust generally.

SECTION 4.7 Right of Trustees and Officers to Own Property or to Engage in Business; Authority of Trustees to Permit Others to do Likewise. The Trustees, in their capacity as Trustees, and (unless otherwise specifically directed by vote of the Trustees) the officers of the Trust in their capacity as such, shall not be required to devote their entire time to the business and affairs of the Trust. Except as otherwise specifically provided by vote of the Trustees, or by agreement in any particular case, any Trustee or officer of the Trust may acquire, own, hold, carry on and dispose of, for his own individual account, any business entity or business activity, whether similar or dissimilar to any property or business entity or business activity invested in or carried on by the Trust, and without first offering the same as an investment opportunity to the Trust, and may exercise all rights in respect thereof as if he were not a Trustee or officer of the Trust. The Trustees shall also have power, generally or in specific cases, to permit employees or agents of the Trust to have the same rights (or lesser rights) to acquire, hold, own and dispose of property and businesses, to carry on businesses, and to accept investment opportunities without offering them to the Trust, as the Trustees have by virtue of this Section 4.7.

SECTION 4.8 Reliance on Experts. The Trustees and officers may consult with counsel, brokers, appraisers, accountants, investment bankers, securities analysts or other Persons (any of which may be a firm in which one or more of the Trustees or officers is or are members or otherwise interested) whose profession gives authority to a statement made by them on the subject in question, and who are reasonably deemed by the Trustees or officers in question to be competent, and the advice or opinion of such Persons shall be full and complete personal protection to all of the Trustees and officers in respect of any action taken or suffered by them in good faith and in reliance on or in accordance with such advice or opinion. In discharging their duties, Trustees and officers, when acting in good faith, may rely upon financial statements of the Trust represented to them to be correct by any officer of the Trust having charge of its books of account, or stated in a written report by an independent certified public accountant fairly to present the financial position of the Trust. The Trustees and officers may rely, and shall be personally protected in taking action, upon any instrument or other document believed by them to be genuine.

SECTION 4.9 Surety Bonds. No Trustee, officer, employee or agent of the Trust shall, as such, be obligated to give any bond or surety or other security for the performance of any of his duties, unless required by applicable law or regulation, or unless the Trustees shall otherwise determine in any particular case.

SECTION 4.10 Apparent Authority of Trustees and Officers. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by such officer, or to make inquiry concerning or be liable for the application of money or property paid, loaned or delivered to or on the order of the Trustees or of such officer.

SECTION 4.11 Other Relationships Not Prohibited. The fact that:

(i)
any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, investment adviser, principal underwriter or distributor, or agent of or for any Contracting Party or of or for any parent or affiliate of any Contracting Party, or that any Contracting Party or any parent or affiliate thereof is a Shareholder or has an interest in the Trust or any Fund, or that

(ii)
any Contracting Party may have a contract providing for the rendering of any similar services to one or more other corporations, trusts, associations, partnerships, limited partnerships or other organizations, or have other businesses or interests, shall not affect the validity of any contract for the performance and assumption of services, duties and responsibilities to, for or of the Trust and/or the Trustees or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or to the Shareholders; provided, that, in the case of any preceding clause (i) on the part of any Trustee or officer of the Trust, either (x) the material facts as to such relationship or interest have been disclosed to or are known by the Trustees not having any such relationship or interest and the contract involved is approved in good faith by a majority of such Trustees not having any such relationship or interest (even though such unrelated or disinterested Trustees are less than a quorum of all the Trustees), (y) the material facts as to such relationship or interest and as to the contract have been disclosed to or are known by the Shareholders entitled to vote thereon and the contract involved is specifically approved in good faith by vote of the Shareholders or (z) the specific contract involved is fair to the Trust as of the time it is authorized, approved or ratified by the Trustees or by the Shareholders.

SECTION 4.12 Payment of Trust Expenses. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, and according to any allocation to particular Funds made by them pursuant to Section 6.2 (b) hereof, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the business and affairs of the Trust or in connection with the management thereof, including, but not limited to, the Trustees’ compensation and such expenses and charges for the services of the Trust’s officers, employees, Investment Adviser, Administrator, Distributor or Principal Underwriter, auditor, counsel, Custodian, Transfer Agent, Dividend Disbursing Agent, Accounting Agent, Shareholder Servicing Agent, and such other agents, consultants, and independent contracts and such other expenses and charges as the Trustees may deem necessary or proper to incur.

SECTION 4.13 Ownership of the Trust Property. Legal title to all the Trust Property shall be vested in the Trust, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Funds, or in the name of any other Person as nominee, on such terms as the Trustees may determine; provided, that the interest of the Trust and of the respective Fund therein is appropriately protected.

ARTICLE V - DELEGATION OF MANAGERIAL RESPONSIBILITES

SECTION 5.1 Appointment; Action by Less than All Trustees. The Trustees shall be responsible for the general operating policy of the Trust and for the general supervision of the business of the Trust conducted by officers, agents or employees of the Trust or by independent contractors, but the Trustees shall not be required personally to conduct all the business of the Trust and, consistent with their ultimate responsibility as stated herein, the Trustees may appoint, employ or contract with one or more officers, employees or agents to conduct, manage or supervise the operations of the Trust, and may grant or delegate such authority to such officers, employees or agents as the Trustees may, in their discretion, deem to be necessary or desirable, without regard to whether such authority is normally granted or delegated by trustees. With respect to those matters of the operation and business of the Trust which they shall elect to conduct themselves, except as otherwise provided by this Declaration or the By-Laws, if any, the Trustees may authorize any single Trustee or defined group of Trustees or any committee consisting of a number of Trustees less than the whole number of Trustees then in office without specification of the particular Trustees required to be included therein, to act for and to bind the Trust, to the same extent as the whole number of Trustees could do, either with respect to one or more particular matters or classes of matters, or generally.

SECTION 5.2 Certain Contracts. Subject to compliance with the provisions of the 1940 Act, but notwithstanding any limitations of present and future law or custom in regard to delegation of powers by trustees generally, the Trustees may, at any time and from time to time in their discretion and without limiting the generality of their powers and authority otherwise set forth herein, enter into one or more contracts with any one or more corporations, trusts, associations, partnerships, limited partnerships, or other organizations or individuals (any such Person being herein referred to as a “Contracting Party”), to provide for the performance and assumption of some or all of the following services, duties and responsibilities to, for or on behalf of the Trust or any Fund, or the Trustees, and to provide for the performance and assumption of such other services, duties and responsibilities in addition to those set forth below, as the Trustees may deem appropriate:

(a) Advisory. An agreement whereby an investment adviser registered under the Investment Advisers Act of 1940, as amended, shall undertake to furnish the Trust or any Fund such management, investment advisory or supervisory, administrative, accounting, legal, statistical and research facilities and services, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable, all upon such terms and conditions as the Trustees may in their discretion determine to be not inconsistent with this Declaration, the applicable provisions of the 1940 Act or any applicable provisions of the By-Laws (any such investment adviser being herein referred to as an “Investment Adviser”). Any such advisory or management agreement and any amendment thereto shall be subject to approval by a Majority Shareholder Vote at a meeting of the Shareholders of the Trust. Notwithstanding any provisions of this Declaration, the Trustees may authorize an Investment Adviser (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges pursuant to recommendations of an Investment Adviser (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all the Trustees. The Trustees may, in their sole discretion, call a meeting of Shareholders in order to submit to a vote of Shareholders at such meeting the approval of continuance of any such investment advisory or management agreement. If the Shareholders of any Fund should fail to approve any such investment advisory or management agreement, the Investment Adviser may nonetheless serve as Investment Adviser with respect to any other Fund whose Shareholders shall have approved such contract.

(b) Administration. An agreement whereby an agent, subject to the general supervision of the Trustees and in conformity with any policies of the Trustees with respect to the operations of the Trust and each Fund, will supervise all or any part of the operations of the Trust and each Fund, and will provide all or any part of the administrative and clerical personnel, office space and office equipment and services appropriate for the efficient administration and operations of the Trust and each Fund (any such agent being herein referred to as an “Administrator”).

(c) Distribution. An agreement with a broker or dealer in securities providing for the sale of Shares of any one or more Series, or Classes of any Series, to net the Trust not less than the net asset value per Share (as described in Section 6.2 (h) hereof) and pursuant to which the Trust may appoint the other party to such agreement as its principal underwriter or sales agent for the distribution of such Shares. The agreement shall contain such terms and conditions as the Trustees may in their discretion determine to be not inconsistent with this Declaration, the applicable provisions of the 1940 Act and any applicable provisions of the By-Laws (any such underwriter or sales agent being herein referred to as a ‘Principal Underwriter,’ or a ‘Distributor,’ as the case may be).

(d) Custodian. An agreement appointing a bank or trust company meeting the requirements of Section 17(f) of the 1940 Act as custodian of the Securities and similar investments of the Trust or of any Fund and of the accounting records in connection therewith (any such custodian being herein referred to as a “Custodian”).

(e) Transfer and Dividend Disbursing Agency. An agreement with an agent to maintain records of the ownership of outstanding Shares, the issuance and redemption and the transfer thereof (any such agent being herein referred to as a “Transfer Agent”), and to disburse any dividends declared by the Trustees and in accordance with the policies of the Trustees or the instructions of any particular Shareholder to reinvest any such dividends (any such agent being herein referred to as a “Dividend Disbursing Agent”).

(f) Shareholder Servicing. An agreement with an agent to provide service with respect to the relationship of the Trust and its Shareholders, records with respect to Shareholders and their Shares, and similar matters (any such agent being herein referred to as a “Shareholder Servicing Agent”).

(g) Accounting. An agreement with an agent to handle all or any part of the accounting responsibilities, whether with respect to the Trust Property, Shareholders or otherwise (any such agent being herein referred to as an “Accounting Agent”).

The same Person may be Contracting Party for some or all of the services, duties and responsibilities to, for and of the Trust or the Trustees, and the contracts with respect thereto may contain such terms interpretive of or in addition to the delineation of the services, duties and responsibilities provided for, including provisions that are not inconsistent with the 1940 Act relating to the standard of duty of and the rights to indemnification of the Contracting Party from entering into subcontractual arrangements relative to any of the matters referred to in subsections (a) through (g) of this Section 5.2.

ARTICLE VI - FUNDS AND SHARES

SECTION 6.1 Description of Funds and Shares. The beneficial interest in the Trust shall be divided into Shares having a nominal or par value of one cent ($.01) per Share, of which an unlimited number may be issued, and may be divided into Series and Classes as provided in this Article VI.

(a) Existing Funds and the Shares Thereof. The assets held by the Trust on the date on which this Amended and Restated Agreement and Declaration of Trust became effective are divided into twelve (12) separate Funds (each, a “Fund”) of the Trust, designated as FBP Appreciation & Income Opportunities Fund, FBP Equity & Dividend Plus Fund, The Government Street Equity Fund, The Government Street Mid-Cap Fund, The Alabama Tax Free Bond Fund, The Jamestown Equity Fund, The Jamestown Tax Exempt Virginia Fund, the Davenport Core Fund, the Davenport Equity Opportunities Fund, the Davenport Value & Income Fund, the Davenport Small Cap Focus Fund and the Davenport Balanced Income Fund, each representing the beneficial interest in the Fund of the same name (collectively, the ‘Existing Series,’ and each singly, an ‘Existing Fund’). An unlimited number of Shares of each Existing Series may be issued. The Shares of any Existing Series may at any time be divided into two or more Classes pursuant to subsection (c) of this Section 6.1.

(b) Additional Funds and Series of Shares. The Trustees shall have the power and authority, at any time or from time to time, and without any requirement of Shareholder approval, (i) to establish and designate one or more additional distinct and independent Funds, in addition to the Existing Funds (each such Fund an “Additional Fund”) for the purpose of holding one or more separate and distinct portfolio of assets, (ii) to authorize a separate Series of Shares to represent the beneficial interests in each such Additional Fund (each such Series for an Additional Fund, an “Additional Series”), and to fix and determine the rights and preferences of Shares of each Series as to rights of redemption, the price, terms and manner of redemption, rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion rights, and conditions under which the Shareholders of the several Series shall have separate voting rights or no voting rights, and to provide that any such Series shall consist of a single Class of Shares, or of two or more separate Classes of Shares, as they deem necessary or desirable, and (iii) to classify or reclassify any unissued Shares, or any Shares of any Series previously issued and reacquired by the Trust, into Shares of one or more other Series that may be established and designated from time to time. The establishment and designation of any Fund (in addition to the Existing Funds) and of the Series of Shares representing the beneficial interests therein shall be effective upon the execution by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees) of an instrument setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series, and the manner in which the same may be amended (a “Certificate of Designation”), which may provide that the number of Shares of such Series or any Class thereof that may be issued is unlimited, or may limit the number issuable. At any time that there are no Shares outstanding of any Series previously established and designated, the Trustees may, by vote of a Majority of the Trustees, terminate such Series and the Fund to which it pertains, by executing, or causing an officer of the Trust to execute, an instrument so providing (a “Certificate of Termination”). Each Certificate of Designation or Certificate of Termination, and any instrument amending a Certificate of Designation, shall have the status of an amendment to this Declaration of Trust, shall set forth the information and shall become effective and be filed as provided in Section 9.3 hereof. Except as otherwise provided as to a particular Fund herein or in the Certificate of Designation therefor or in the Prospectus or Statement of Additional Information with respect to such Fund, the Trustees shall have all the rights and powers, and be subject to all the duties and obligations, with respect to each such Fund and the assets and affairs thereof as they have under this Declaration with respect to the Trust and the Trust Property in general.

(c) Classes of Shares. Without limitation of any other powers accorded to them by this Declaration or otherwise, the Trustees shall have power, at any time or from time to time, and without the necessity for any Shareholder approval, by vote of a Majority of the Trustees, to authorize two or more separate Classes of Shares of any Existing Series, or any Additional Series initially authorized without Classes, or to classify or reclassify any unissued Shares of any Series, or any Shares of any Series previously issued and reacquired by the Trust (including in either case Shares of the Existing Funds) into any number of additional Classes of such Series, as they deem necessary or desirable, and in either such connection to fix and determine the relative rights and burdens of Shares of the respective Classes of such Series as to sales charges, redemption charges or other fees and charges, allocations of expenses, conversion rights, and conditions under which Shareholders of the several Classes shall have separate voting rights or (subject to Article VII hereof) no voting rights. Any such authorization of Classes or reclassification of Shares shall be effective upon the execution by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees) and the deposit among the records of the Trust of an instrument setting forth such provisions and the manner in which the same may be amended. At any time at which no Shares of a particular Class and no Shares of any other Class which are convertible into Shares of such Class are outstanding, the Trustees may terminate such Class. Any such termination of a Class shall be effective upon the execution by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees) and the deposit among the records of the Trust of an instrument stating that such Class is terminated. The differing rights and obligations of each Class of Shares shall be set forth in the Prospectus or Statement of Additional Information under which the Shares of such Class are sold, and the Trustees may not change such rights and obligations in a manner adverse to the holders of outstanding Shares of such Class, or grant any preferences over such Class to the holders of Shares of any other Class without the affirmative vote or consent of the holders of ‘a majority of the outstanding voting securities’ of such Class, as the quoted phrase is used in the 1940 Act.

(d) Character of Separate Funds and Shares Thereof. Each Fund established hereunder shall be a separate component of the assets of the Trust, and the holders of Shares of the Series representing the beneficial interests in that Fund, and of each Class of such Series, if any, shall be considered Shareholders of such Fund, and also as Shareholders of the Trust for purposes of receiving reports and notices and (except as otherwise provided herein or in the Certificate of Designation of a particular Fund as to such Fund, in a vote of the Trustees as to any Class of a Series, or as required by the 1940 Act or other applicable law) the right to vote, all without distinction by Series or Class.

(e) Consideration for Shares. The Trustees may issue Shares of any Series or Class for such consideration (which may include property subject to, or acquired in connection with the assumption of, liabilities) and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Shareholders. All Shares when so issued on the terms determined by the Trustees shall be fully paid and non-assessable (but may be subject to mandatory contribution back to the Trust as provided in Section 6.2 (h) hereof).

SECTION 6.2 General Provisions for All Funds and Series. Subject to the power of the Trustees to classify or reclassify unissued Shares of a Series or Class pursuant to Section 6.1 (b) or (c), the Existing Funds, and any Additional Funds that may from time to time be established and designated by the Trustees, and the Shares representing the beneficial interests therein, shall (unless the Trustees otherwise determine with respect to an Additional Fund at the time of establishing and designating the same) have the following relative rights and preferences:

(a) Assets Belonging to Funds. Any portion of the Trust Property allocated to a particular Fund, and all consideration received by the Trust for the issue or sale of Shares of such Fund, together with all assets in which such consideration is invested or reinvested, all interest, dividends, income, earnings, profits and gains therefrom, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held by the Trustees in trust for the benefit of the holders of Shares of that Fund and shall irrevocably belong to that Fund for all purposes, and shall be so recorded upon the books of account of the Trust, and the Shareholders of such Fund shall not have, and shall be conclusively deemed to have waived, any claims to the assets of any Fund of which they are not Shareholders. Such consideration, assets, interest, dividends, income, earnings, profits, gains and proceeds, together with any General Items allocated to that Fund as provided in the following sentence, are herein referred to collectively as ‘Fund Assets’ of such Fund, and as assets ‘belonging to’ that Fund. If the Trust shall have or realize any assets, income, interest, dividends, earnings, profits, gains or proceeds which are not readily identifiable as belonging to any particular Fund (collectively, “General Items”), the Trustees shall allocate such General Items to and among any one or more of the Funds of the Trust in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated to a particular Fund shall belong to and be a part of the Fund Assets of that Fund. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Funds for all purposes.

(b) Liabilities of Funds. The assets belonging to each Fund shall be charged with the liabilities incurred by or arising in respect of that Fund and all expenses, costs, charges and reserves attributable to that Fund, and at any time at which the Trust shall have more than one Fund, any general liabilities, expenses, costs, charges or reserves which are not readily identifiable as pertaining to any particular Fund shall be allocated and charged by the Trustees to and among any one or more of the Funds of the Trust in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges and reserves so allocated and so charged to a particular Fund are herein referred to as ‘liabilities of’ that Fund. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Funds for all purposes. The creditors of a particular Fund may look only to the assets of that Fund to satisfy such creditors’ claims, and the creditors of a particular Class of a Fund may look only to the share of that Class in the assets of the Fund of which it is a part to satisfy their claims.

(c) Dividends. Dividends and distributions on Shares of any Series may be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the Shareholders of that Series, from such of the income, accrued or realized, and capital gains, realized or unrealized, and out of the assets belonging to the Fund to which such Series pertains, as the Trustees may determine, after providing for actual and accrued liabilities of that Fund. All dividends and distributions on Shares of any Series without separate Classes shall be distributed pro rata to the holders of Shares of that Series in proportion to the number of such Shares held by such holders at the date and time of record established for the payment of dividends or distributions. Dividends and distributions on the Shares of a Fund having separate Classes of Shares shall be in such amount as may be declared from time to time by the Trustees, and such dividends and distributions may vary as between such Classes to reflect differing allocations among such Classes of the liabilities, expenses, costs, charges and reserves of such Fund, and any resultant differences between the net asset value of such several Classes, to such extent and for such purposes as the Trustees may deem appropriate, but dividends and distributions on the Shares of a particular Class shall be distributed pro rata to the Shareholders of that Class in proportion to the number of such Shares held by such holders at the date and time of record established for the payment of such dividends and distributions. Notwithstanding the last two preceding sentences, the Trustees may determine, in connection with any dividend or distribution program or procedure, that no dividend or distribution shall be payable on newly-issued Shares as to which the Shareholder’s purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure, or that dividends or distributions shall be payable on Shares which have been tendered by the holder thereof for redemption or repurchase, but the redemption or repurchase proceeds of which have not yet been paid to such Shareholder. Dividends and distributions on the Shares of a Series may be made in cash or Shares of any Class of that Series or a combination thereof as determined by the Trustees, or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with subsection (h) of this Section 6.2.

(d) Liquidation. In the event of the liquidation, dissolution or termination of the Trust, the Shareholders of each Fund with outstanding Shares shall be entitled to receive, when and as declared by the Trustees, the excess of the Fund Assets of such Fund over the liabilities of such Fund. The assets so distributable to the Shareholders of any Fund without Classes shall be distributed among such Shareholders in proportion to the number of Shares of that Fund held by them and recorded on the books of the Trust. The assets so distributable to the Shareholders of any Fund with Classes shall be allocated among such Classes in proportion to the respective aggregate net asset value of the outstanding Shares thereof, and shall be distributed to the Shareholders of each such Class in proportion to the number of Shares of that Class held by them and recorded on the books of the Trust. The liquidation, dissolution or termination of any Fund, or of any Class of a Fund, may be authorized by vote of a Majority of the Trustees, subject to the affirmative vote of ‘a majority of the outstanding voting securities’ of the Series representing the beneficial interests in that Fund, or in that Class of such Series, as the quoted phrase is defined in the 1940 Act, determined in accordance with clause (iii) of the definition of ‘Majority Shareholder Vote’ in Section 1.4 hereof.

(e) Voting. The Shareholders shall have the voting rights set forth in or determined under Article VII hereof.

(f) Redemption by Shareholder. Each holder of Shares of any Series or Class shall have the right at such times as may be permitted by the Trust, but no less frequently than once each week, to require the Trust to redeem all or any part of such Shares at a redemption price equal to the net asset value per Share of that Series or Class next determined in accordance with subsection (h) of this Section 6.2 after the Shares are properly tendered for redemption; provided, that the Trustees may from time to time, in their discretion, determine and impose a fee for such redemption, and the proceeds of the redemption of Shares (including a fractional Share) of any Series or Class shall be reduced by the amount of any applicable contingent deferred sales charge payable on such redemption pursuant to the terms of the initial issuance of such Shares (to the extent consistent with the 1940 Act or regulations or exemptions thereunder). The redemption price of Shares redeemed under this subsection (f) shall be paid in cash; provided, that if the Trustees determine, which determination shall be conclusive, that conditions exist with respect to any Series of Shares, or one or more Classes of any Series, which make payment wholly in cash unwise or undesirable, the Trust may make payment wholly or partly in Securities or other assets belonging to the Fund to which such Series or Class pertains, at the value of such Securities or assets used in such determination of net asset value. Notwithstanding the foregoing, the Trust may postpone payment of the redemption price and may suspend the right of the holders of Shares of any Series or Class to require the Trust to redeem such Shares during any period or at any time when and to the extent permissible under the 1940 Act.

(g) Redemption at the Option of the Trust. Each Share of any Series or Class shall be subject to redemption at the option of the Trust at the redemption price which would be applicable if such Share were then being redeemed by the Shareholder pursuant to subsection (f) of this Section 6.2: (i) at any time, if the Trustees determine in their sole discretion that failure to so redeem may have materially adverse consequences to the holders of the Shares of the Trust, generally, or of any Fund thereof, or (ii) upon such other conditions with respect to maintenance of Shareholder accounts of a minimum amount as may from time to time be determined by the Trustees and set forth in the then current Prospectus or Statement of Additional Information of such Fund. Upon such redemption the holders of the Shares so redeemed shall have no further right with respect thereto other than to receive payment of such redemption price.

(h) Net Asset Value. Subject to the provisions of the two sentences immediately following, the net asset value per Share of any Series without Classes, or of any Class of a Series having separate Classes, at any time shall be the quotient obtained by dividing the then value of the net assets of the Fund to which such Series pertains, or the share of such Class in such assets, as the case may be (being the current value of the assets then belonging to such Fund, or the share of such Class therein, less the then-existing liabilities of such Fund, or the share of such Class in such liabilities) by the total number of Shares of that Series or Class then outstanding, all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time. The aggregate net asset value of the several Classes of a Fund having separate Classes of Shares shall be separately computed, and may vary from one another. The Trustees shall establish procedures for the allocation of investment income or capital gains and expenses and liabilities of a Fund having separate Classes of Shares among the several Classes of such Fund, in order to reflect the varying net asset values of, and the liabilities and expenses attributable to, such Classes. The Trustees may determine to maintain the net asset value per Share of any Fund at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declaration of income attributable to that Fund as dividends payable in additional Shares of that Fund at the designated constant dollar amount and for the handling of any losses attributable to that Fund. Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the shares of beneficial interest account of that Fund such Shareholder’s pro rata portion of the total number of Shares required to be cancelled in order to permit the net asset value per Share of that Fund to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the Trust shall be deemed to have expressly agreed, by investing in any Fund with respect to which the Trustees shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

(i) Transfer. All Shares of the Trust shall be transferable, but transfers of Shares of a particular Series or Class will be recorded on the Share transfer records of the Trust applicable to that Series or Class only at such times as Shareholders shall have the right to require the Trust to redeem Shares of that Series or Class and at such other times as may be permitted by the Trustees.

(j) Equality. All Shares of each Series without Classes shall represent an equal proportionate interest in the assets belonging to the Fund to which such Series pertains (subject to the liabilities of that Fund), and each Share of any such Series shall be equal to each other Share thereof. All Shares of each Class of any Series having separate Classes shall represent an equal proportionate interest in the share of such Class in the assets belonging to the Fund to which such Series pertains, subject to a like share of the liabilities of such Fund, adjusted for any liabilities specifically allocable to that Class, and each Share of any such Class shall be equal to each other Share thereof; but the interests represented by the Shares of the different Classes of a Series having separate Classes shall reflect any distinctions among the several Classes of such Series existing pursuant to this Article VI or Section 7.1 hereof, or the Certificate of Designation for the Fund providing for such Series. The Trustees may from time to time divide or combine the Shares of any Series, or any Class of any Series, into a greater or lesser number of Shares of that Series or Class without thereby changing the proportionate beneficial interest in the assets belonging to the Fund to which such Series or Class pertains, or in any way affecting the rights of the holders of Shares of any other Series or Class.

(k) Rights of Fractional Shares. Any fractional Share of any Series or Class of Shares shall carry proportionately all the rights and obligations of a whole Share of that Series or Class, including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust or of the Fund to which such Series or Class pertains.

(l) Conversion and Exchange Rights. Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that holders of Shares of any Series or Class shall have the right to convert said Shares into, or exchange said Shares for, Shares of one or more other Series or Classes of the Trust or one or more other investment companies set forth in the Prospectus or Statement of Additional with respect to such Series or Class, and that Shares of any Class of any Series shall be automatically converted into Shares of another Class of such Series, in each case in accordance with such requirements and procedures as the Trustees may establish.

SECTION 6.3 Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or of a Transfer Agent or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series that has been authorized. Certificates evidencing the ownership of Shares need not be issued except as the Trustees may otherwise determine from time to time, and the Trustees shall have power to call outstanding Share certificates and to replace them with book entries. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the use of facsimile signatures, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any Transfer Agent or similar agent, as the case may be, shall be conclusive as to who are the Shareholders and as to the number of shares of each Fund held from time to time by each such Shareholder.

The holders of Shares of each Fund shall upon demand disclose to the Trustees in writing such information with respect to their direct and indirect ownership of Shares of such Fund as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code of 1954, as amended, or to comply with the requirements of any other authority.

SECTION 6.4 Investments in the Trust. The Trustees may accept investments in any Fund of the Trust from such Persons and on such terms and for such consideration, not inconsistent with the provisions of the 1940 Act, as they from time to time authorize. The Trustees may authorize any Distributor or Principal Underwriter, Custodian, Transfer Agent or other Person to accept orders for the purchase of Shares that conform to such authorized terms and to reject any such orders, whether or not conforming to such authorized terms.

SECTION 6.5 No Preemptive Rights. No Shareholder, by virtue of holding Shares of any Fund, shall have any preemptive or other right to subscribe to any additional Shares of that Fund, or to any Shares of any other Fund, or any other Securities of the Trust.

SECTION 6.6 Status of Shares. Every Shareholder, by virtue of having become a Shareholder, shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. Shares shall be deemed to be personal property, giving only the rights provided herein. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or any right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust or any Fund, nor to entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Declaration of Trust.

ARTICLE VII - SHAREHOLDERS’ VOTING POWERS AND MEETINGS

SECTION 7.1 Voting Powers. The Shareholder shall have power to vote only (i) for the election or removal of Trustees as provided in Sections 4.1(c) and (e) hereof, (ii) with respect to the approval or termination in accordance with the 1940 Act of any contract with a Contracting Party as provided in Section 5.2 hereof as to which Shareholder approval is required by the 1940 Act, (iii) with respect to any termination or reorganization of the Trust or any Fund to the extent and as provided in Sections 6.2(d), 9.1 and 9.2 hereof, (iv) with respect to any amendment of this Declaration to the extent and as provided in Section 9.3 hereof, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or any Fund, or the Shareholders of any of them (provided, however, that a Shareholder of a particular Fund shall not in any event be entitled to maintain a derivative or class action on behalf of any other Fund or the Shareholders thereof), and (vi) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, this Declaration, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any State, or as the Trustees may consider necessary or desirable. If and to the extent that the Trustees shall determine that such action is required by law or by this Declaration, they shall cause each matter required or permitted to be voted upon at a meeting or by written consent of Shareholders to be submitted to a separate vote of the outstanding Shares of each Series entitled to vote thereon; provided, that (i) when expressly required by the 1940 Act or by other law, actions of Shareholders shall be taken by Single Class Voting of all outstanding Shares of each Series and Class whose holders are entitled to vote thereon; and (ii) when the Trustees determine that any matter to be submitted to vote of Shareholders affects only the rights or interests of Shareholders of one or more but not all Series, or of one or more but not all Classes of a single Series (including without limitation any distribution plan pursuant to Rule 12b-1 under the 1940 Act (a “Plan”) applicable to any such Series or Class), then only the Shareholders of the Series or Classes so affected shall be entitled to vote thereon. Without limiting the generality of the foregoing, and except as required by the 1940 Act or other law, the Shareholders of each Class shall have exclusive voting rights with respect to the provisions of any Plan applicable to such Class.

SECTION 7.2 Number of Votes and Manner of Voting; Proxies. On each matter submitted to a vote of the Shareholders, each holder of Share of any Series shall be entitled to a number of votes equal to the number of Shares of such Series standing in his name on the books of the Trust. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two (2) or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

SECTION 7.3 Meetings. Meetings of Shareholders may be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of Shareholders as herein provided, or upon any other matter deemed by the Trustees to be necessary or desirable. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven (7) days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Shareholder entitled to vote or act at any such meeting at the Shareholder’s address as it appears on the records of the Trust. The Trustees shall promptly call and give notice of a meeting of Shareholders for the purpose of voting upon removal of any Trustee or Trustees of the Trust when requested to do so in writing by Shareholders holding not less than ten percent (10%) of the Shares then outstanding. If the Trustees shall fail to call or give notice of any meeting of Shareholders for a period of thirty (30) days after written application by such Shareholders, then Shareholders holding at least ten percent (10%) of the Shares then outstanding may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees.

Whenever ten or more Shareholders of record who have been such for at least six months preceding the date of application, and who hold in the aggregate either shares having a net asset value of at least $25,000 or at least one percent (1%) of the outstanding shares, whichever is less, shall apply to the Trustees in writing, stating that they wish to communicate with other Shareholders with a view to obtaining signatures to a request for a meeting pursuant to this Section 7.3 and accompanied by a form of communication and request which they wish to transmit, the Trustees shall, within five days after receipt of such application either (i) afford to such applicants access to a list of the names and addresses of all Shareholders as recorded on the books of the Trust or (ii) inform such applicants as to the approximate number of Shareholders of record and the approximate cost of mailing to them the proposed communication and form of request. If the Trustees elect to follow the course of (ii), above, the Trustees, upon the written request of such applicants, accompanied by a tender of the material to be mailed and the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all Shareholders of record at their addresses as recorded on the books.

If the opinion of the Trustees, the material to be mailed contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, the Trustees may, within five business days and in lieu of mailing the tendered material to Shareholders, request a hearing by the Securities and Exchange Commission (the “Commission”), in accordance with Section 16(c) of the 1940 Act, to decide the matter.

SECTION 7.4 Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days (except at or in connection with the termination of the Trust), as the Trustee may determine; or without closing the transfer books the Trustees may fix a date and time not more than ninety (90) days prior to the date and time of record for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as Shareholders of record for purposes of such other action, and any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action, even though he has since that date and time disposed of his Shares (other than through redemption or repurchase by the Trust), and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

SECTION 7.5 Quorum and Required Vote. A majority of the outstanding Shares entitled to vote on a matter without regard to Series or Class shall be a quorum for the transaction of business with respect to such matter at a Shareholders’ meeting, but any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held within a reasonable time after the date set for the original meeting without the necessity of further notice. A Majority Shareholder Vote at a meeting of which a quorum is present shall decide any question, except when a different vote is required or permitted by any provision of the 1940 Act or other applicable law or by this Declaration of Trust or the By-Laws, or when the Trustees shall in their discretion require a larger vote or the vote of a majority or larger fraction of the Shares of one or more particular Series or Classes.

SECTION 7.6 Action by Written Consent. Subject to the provisions of the 1940 Act and other applicable law, any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof or of the Shares of any particular Series as shall be required by the 1940 Act or by any provision of this Declaration of Trust or the By-Laws or as shall be permitted by the Trustees) consent to the action in writing and if the writings in which such consent is given are filed with the records of the meetings of Shareholders, to the same extent and for the same period as proxies given in connection with a Shareholders’ meeting. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

SECTION 7.7 Inspection of Records. The records of the Trust shall be open for inspection by Shareholders to the same extent as is permitted stockholders of a Massachusetts business corporation under the Massachusetts Business Corporation Act.

SECTION 7.8 Additional Provisions. The By-Laws may include further provisions for Shareholders’ votes and meetings and related matters not inconsistent with the provisions hereof.

ARTICLE VIII - LIMITATION OF LIABILITY; INDEMNIFICATION

SECTION 8.1 Trustees, Shareholders, etc. Not Personally Liable; Notice. The Trustees and officers of the Trust, in incurring any debts, liabilities or obligations, or in limiting or omitting any other actions for or in connection with the Trust, are or shall be deemed to be acting as Trustees or officers of the Trust and not in their own capacities. No Shareholder shall be subject to any personal liability whatsoever in tort, contract or otherwise to any other Person in connection with the assets or affairs of the Trust or of any Fund; and subject to Section 8.4 hereof, no Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever in tort, contract or otherwise to any other Person in connection with the assets or affairs of the Trust or of any Fund, unless only that arising from his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office or the discharge of his functions. The Trust (or if the matter relates only to a particular Fund, that Fund) shall be solely liable for any and all debts, claims, demands, judgments, decrees, liabilities or obligations of any and every kind, against or with respect to the Trust or such Fund in tort, contract or otherwise in connection with the assets or affairs of the Trust or of such Fund, and all Persons dealing with the Trust or any Fund shall be deemed to have agreed that resort shall be had solely to the Trust Property or the Fund Assets of such Fund, as the case may be, for the payment or performance thereof.

The Trustees shall use their best efforts to ensure that every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officer shall give notice that this Declaration of Trust is on file with the Secretary of The Commonwealth of Massachusetts and shall recite to the effect that the same was executed or made by or on behalf of the Trust or by them as Trustees or officers, and not individually, and that the obligations of such instrument are not binding upon any of them or Shareholders individually, but are binding only upon the Trust Property, or the Fund Assets of the particular Fund in question, as the case may be, but the omission thereof shall not operate to bind any Trustee or officer or Shareholder individually, or to subject the Fund Assets of any Fund to the obligations of any other Fund.

SECTION 8.2 Trustees’ Good Faith Action; Expert Advice; No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. Subject to Section 8.4 hereof, a Trustee shall be liable for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing, (i) the Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant or Contracting Party, nor shall any Trustee be responsible for the act or omission of any other Trustee; (ii) the Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees, and shall be under no liability to follow such advice; and (iii) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a Contracting Party. The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties.

SECTION 8.3 Indemnification of Shareholders. If any Shareholder (or former Shareholder) of the Trust shall be charged or held to be personally liable for any obligation or liability of the Trust solely by reason of being or having been a Shareholder and not because of such Shareholder’s acts or omissions or for some other reason, the Trust (upon proper and timely request by the Shareholder) shall assume the defense against such charge and satisfy any judgment thereon, and the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representative, or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled (but solely out of the assets of the Fund of which such Shareholders or former Shareholder is or was the holder of Shares) to be held harmless from and indemnified against all loss and expense arising from such liability.

SECTION 8.4 Indemnification of Trustees, Officers, etc. Subject to the limitations set forth in this Section 8.4, the Trust shall indemnify (from the assets of the Fund or Funds to which the conduct in question relates) each of its Trustees and officers, including Persons who serve at the Trust’s request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (referred to hereinafter, together with such Person’s heirs, executors, administrators or other legal representatives, as a “Covered Person”) against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants’ and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee or officer, director or trustee, except with respect to any matter as to which it has been determined that such Covered Person (i) did not act in good faith in the reasonable belief that his action was in or not opposed to the best interests of the Trust or (ii) had acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office (either and both of the conduct described in clauses (i) and (ii) above being referred to hereinafter as “Disabling Conduct”). A determination that the Covered Person is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that such Covered Person was not liable by reason of Disabling Conduct, (ii) dismissal of a court action or an administrative proceeding against such Covered Person for insufficiency of evidence of Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that such Covered Person was not liable by reason of Disabling Conduct by (a) vote of a majority of a quorum of Trustees who are neither “interested persons” of the Trust as the quoted phrase is defined in Section 2(a) (19) of the 1940 Act nor parties to the action, suit or other proceeding on the same or similar grounds is then or has been pending or threatened (such quorum of such Trustees being referred to hereinafter as the “Disinterested Trustees”), or (b) an independent legal counsel in a written opinion. Expenses, including accountants’ and counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by the Fund or Funds to which the conduct in question related in advance of the final disposition of any such action, suit or proceeding; provided, that the Covered Person shall have undertaken to repay the amounts so paid if it is ultimately determined that indemnification of such expenses is not authorized under this Article VIII and if (i) the Covered Person shall have provided security for such undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of the Disinterested Trustees, or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is reason to believe that the Covered Person ultimately will be entitled to indemnification hereunder.

SECTION 8.5 Compromise Payment. As to any matter disposed of by a compromise payment by any Covered Person referred to in Section 8.4 hereof, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such indemnification shall be approved (i) by a majority of the Disinterested Trustees or (ii) by an independent legal counsel in a written opinion. Approval by the Disinterested Trustees pursuant to clause (ii) shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with either of such clauses as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person’s action was in or not opposed to the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person’s office.

SECTION 8.6 Indemnification Not Exclusive, etc. The right of indemnification provided by this Article VIII shall not be exclusive of or affect any of the rights to which any Covered Person may be entitled. Nothing contained in this Article VIII shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other Persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such Person.

SECTION 8.7 Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.

ARTICLE IX - DURATION; REORGANIZATION; AMENDMENTS

SECTION 9.1 Duration and Termination of Trust. Unless terminated as provided herein, the Trust shall continue without limitations of time and, without limiting the generality of the foregoing, no change, alteration or modification with respect to the Trust or any Fund or Series of Shares shall operate to terminate the Trust. The Trust may be terminated at any time by a Majority of the Trustees, subject to the favorable vote of the holders of not less than a majority of the Shares outstanding and entitled to vote of each Fund of the Trust, or by an instrument or instruments in writing without a meeting, consented to by the holders of not less than a majority of such Shares, or by a greater or different vote of Shareholders of any Series as may be established by the Certificate of Designation by which such Series was authorized. The termination of any Fund may be effected as provided in Section 6.2(d) hereof. Upon termination, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash, Securities or other property, or any combination thereof, and distribute the proceeds to the Shareholders, in conformity with the provisions of Section 6.2 (d) hereof.

SECTION 9.2 Reorganization. The Trustees may sell, convey and transfer all or substantially all of the Trust Property, or the assets belonging to any one or more Funds, to another trust, partnership, association, corporation or other entity, or may transfer such assets to another Fund of the Trust, in exchange for cash, Shares or other Securities (including, in the case of a transfer to another Fund of the Trust, Shares of such other Fund), or to the extent permitted by law then in effect, may merge or consolidate the Trust or any Fund with any other trust, partnership, association, corporation or other entity, all upon such terms and conditions and for such consideration when and as authorized by a Majority of the Trustees, subject to the favorable vote of the holders of not less than a majority of the Shares outstanding and entitled to vote of each Fund whose assets are affected by such transaction, or by an instrument or instruments in writing without a meeting, consented to by the holders of not less than a majority of such Shares, or by such greater or different vote of Shareholders of any Series as may be established by the Certificate of Designation by which such Series was authorized. Following such transfer, the Trustees shall distribute the cash, Shares or other Securities or other consideration received in such transaction (giving due effect to the assets belonging to and the liabilities of, and any other differences among, the various Funds of which the assets have so been transferred) among the Shareholders of the Fund of which the assets have been so transferred; and if all of the assets of the Trust have been so transferred, the Trust shall be terminated. Nothing in this Section 9.2 shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations, and to sell, convey or transfer less than substantially all of the Trust Property or the assets belonging to any Fund to such organizations or entities.

SECTION 9.3 Amendments; etc. All rights granted to the Shareholders under this Declaration of Trust are granted subject to the reservation of the right to amend this Declaration of Trust as herein provided, except that no amendment shall repeal the limitations on personal liability of any Shareholder or Trustee or the prohibition of assessment upon the Shareholders (otherwise than as permitted under Section 6.2 (h)) without the express consent of each Shareholder or Trustee involved. Subject to the foregoing, the provisions of this Declaration of Trust (whether or not related to the rights of Shareholders) may be amended at any time, so long as such amendment does not adversely affect the rights of any Shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the 1940 Act, by an instrument in writing signed by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees). Any amendment to this Declaration of Trust that adversely affects the rights of all Shareholders may be adopted at any time by an instrument in writing signed by a Majority of the Trustees (or by an officer of the Trust pursuant to a vote of a Majority of the Trustees) when authorized to do so by the vote in accordance with Section 7.1 hereof of Shareholders holding a majority of all the Shares outstanding and entitled to vote, without regard to Series, or if said amendment adversely affects the rights of the Shareholders of less than all of the Series or of less than all of the Classes of Shares of any Series, by the vote of the holders of a majority of all the Shares entitled to vote of each Series or Class so affected. A Certificate of Designation establishing and designating Additional Funds and authorizing of the Shares thereof shall not constitute an amendment to this Declaration which adversely affects the rights of any Shareholder. Subject to the foregoing, any such amendment shall be effective when the terms thereof have been duly adopted, as aforesaid, and an instrument reciting such adoption, and setting forth the terms of such amendment and the circumstances of its adoption, has been executed and acknowledged by a Trustee or officer of the Trust and filed with the records of the Trust.

SECTION 9.4 Filing of Copies of Declaration and Amendments. The original or a copy of this Declaration and of each amendment hereto (including each Certificate of Designation and Certificate of Termination) shall be kept at the principal office of the Trust where it may be inspected by any Shareholder, and one copy of each such instrument shall be filed with the Secretary of The Commonwealth of Massachusetts, as well as with any other governmental office where such filing may from time to time be required by the laws of Massachusetts. A restated Declaration, integrating into a single instrument all of the provisions of this Declaration which are then in effect and operative, may be executed from time to time by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees) and shall, upon filing with the Secretary of The Commonwealth of Massachusetts, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto.

ARTICLE X - MISCELLANEOUS

SECTION 10.1 Governing Law. This Declaration of Trust is executed and delivered in The Commonwealth of Massachusetts and with reference to the laws thereof, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to the laws of said Commonwealth.

SECTION 10.2 Counterparts. This Declaration of Trust and any amendment hereto may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts, together shall constitute but one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

SECTION 10.3 Reliance by Third Parties. Any certificate executed by an individual who, according to the records in the office of the Secretary of The Commonwealth of Massachusetts appears to be a Trustee hereunder or an officer of the Trust, certifying to: (i) the number or identity of Trustees or Shareholders, (ii) the due authorization of the execution of any instrument or writing, (iii) the form of any vote passed at a meeting of Trustees or Shareholders, (iv) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration of Trust, (v) the form of any By-Law adopted, or the identity of any officers elected, by the Trustees, or (vi) the existence or nonexistence of any fact or facts which in any manner relate to the affairs of the Trust, shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees, or any of them, and the successors of such Person.

SECTION 10.4 References; Headings. The masculine gender shall include the feminine and neuter genders. Headings are placed herein for convenience of reference only and shall not be taken as a part of this Declaration or control or affect the meaning, construction or effect hereof.

IN WITNESS WHEREOF, the undersigned, constituting a Majority of the Trustees have hereunto set their hands, and have thereby agreed to the provisions hereof, all as of November 17, 2016.

/s/ John Ackerly IV
John P. Ackerly IV

/s/ John T. Bruce
John T. Bruce

/s/ Robert S. Harris
Dr. Robert S. Harris

/s/ George Jennison
George K. Jennison

/s/ Harris V. Morrissette
Harris V. Morrissette

/s/ Elizabeth W. Robertson
Elizabeth W. Robertson

ACKNOWLEDGEMENT

State of Virginia	)
)
City of Richmond	)	November 17, 2016

Then personally appeared the above Trustees of Williamsburg Investment Trust and acknowledged the foregoing instrument to be their free act and deed. Before me,

/s/ Julie Apple
Notary Public
My Commission Expires: 3/31/2020

[Notarial Seal]

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